EXHIBIT 99.3

May xx, 2005

To Members and Friends of HeritageBank of the South

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Heritage Financial Group, the holding company of HeritageBank of the South (the "Company"), in its sale of shares of its common stock.

At the request of the Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Heritage Financial Group common stock being offered to the customers of HeritageBank of the South until 12:00 noon, Albany, Georgia Time, on June xx, 2005. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 721 North Westover Boulevard, Albany, Georgia, Monday from Noon to 5:00pm and Tuesday through Friday from 9:00 AM to 5:00 PM or feel free to call the Stock Information Center at (xxx) xxx-xxxx.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY HERITAGE FINANCIAL GROUP, HERITAGEBANK OF THE SOUTH, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May xx, 2005

Dear Member:

We are pleased to announce that Heritage Financial Group, the holding company of HeritageBank of the South (the "Company"), is offering shares of common stock in a subscription offering.

Unfortunately, the Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Heritage Financial Group.

Sincerely,

O. Leonard Dorminey
Chief Executive Officer

May xx, 2005

Dear Friend:

We are pleased to announce that Heritage Financial Group, the holding company of HeritageBank of the South (the "Company"), is offering shares of common stock in a subscription offering (the "Offering"). The sale of common stock will enable the Company to raise additional capital to support and enhance its current operations.

Because we believe you may be interested in learning more about the merits of Heritage Financial Group's common stock as an investment, we are sending you the following materials which describe the Offering.
PROSPECTUS: This document provides detailed information about HeritageBank of the South operations and the proposed offering of Heritage Financial Group common stock.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Albany, Georgia Time, on June xx, 2005.
As a friend of HeritageBank of the South, you will have the opportunity to buy common stock directly from the Company in the offering without paying a commission or fee. If you have additional questions regarding the offering, please call us at (xxx) xxx-xxxx, Monday from Noon until 5:00pm or Tuesday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 721 North Westover Boulevard, Albany, Georgia.

We are pleased to offer you this opportunity to become a shareholder of Heritage Financial Group.

Sincerely,

O. Leonard Dorminey
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY HERITAGE FINANCIAL GROUP, HERITAGEBANK OF THE SOUTH, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May xx, 2005

Dear Member:

We are pleased to announce that Heritage Financial Group, the holding company of HeritageBank of the South (the ":Company"), is offering shares of common stock in a subscription offering (the "Offering") to specific depositors of HeritageBank of the South, to our employee stock ownership plan, and potentially to members of the general public pursuant to the offering.

The Board of Directors of the Company feels that the offering produces a number of advantages, including an opportunity for HeritageBank of the South depositors and customers to become shareholders of Heritage Financial Group. In connection with the offering, please remember:
  Your accounts at HeritageBank of the South will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").
  There will be no change in the balance, interest rate, or maturity of any deposit accounts or loans because of the Offering, unless you choose to purchase shares using your deposit account balances.
  Members have a right, but not an obligation, to subscribe for Heritage Financial Group common shares before they are offered to the public.
  Like all stock, THE COMMON STOCK issued in this Offering WILL NOT BE INSURED BY THE FDIC.
In addition, enclosed are materials describing the offering of Heritage Financial Group's common stock. We urge you to read these materials carefully. If you are interested in purchasing the common stock of Heritage Financial Group, you must submit your Stock Order and Certification Form and payment prior to 12:00 noon, Albany, Georgia Time on June xx, 2005.

If you have additional questions regarding the Offering, please call us at (xxx) xxx-xxxx, Monday from Noon until 5:00pm or Tuesday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 721 North Westover Boulevard, Albany, Georgia.

Sincerely,

O. Leonard Dorminey
Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY HERITAGE FINANCIAL GROUP, HERITAGEBANK OF THE SOUTH, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May xx, 2005

Dear Prospective Investor:

We are pleased to announce that Heritage Financial Group, the holding company of HeritageBank of the South (the "Company"), is offering shares of common stock in a subscription offering and a community offering (the "Offering"). The sale of common stock will enable the Company to raise additional capital to support and enhance its current operations.

We have enclosed the following materials which will help you learn more about the merits of Heritage Financial Group common stock as an investment. Please read and review the materials carefully.

PROSPECTUS: This document provides detailed information about the Company's operations and the proposed Offering.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 noon, Albany, Georgia Time, on June xx, 2005.

We invite our loyal customers and members of the general public to become stockholders of Heritage Financial Group. This Offering provides you the opportunity to buy common shares directly from the Company without paying a commission or fee. The board of directors and senior management of the Company fully support the Offering.

If you have additional questions regarding the Offering, please call us at (xxx) xxx-xxxx, Monday from Noon until 5:00pm or Tuesday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 721 North Westover Boulevard, Albany, Georgia.

Sincerely,

O. Leonard Dorminey
Chief Executive Officer

THE COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY HERITAGE FINANCIAL GROUP, HERITAGEBANK OF THE SOUTH, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Facts About Stock Issuance

The Board of Directors of Heritage Financial Group, the holding company for HeritageBank of the South, unanimously adopted a Plan of Stock Issuance to issue stock to certain HeritageBank of the South depositors and possibly members of the community (the "Offering").

This brochure answers some of the most frequently asked questions about the Offering and about your opportunity to invest in the common stock of Heritage Financial Group

Investment in the common stock of Heritage Financial Group involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, prospective investors are urged to read the accompanying prospectus, especially the discussion under the heading "Risk Factors."

What effect will the stock issuance have on existing deposit and loan accounts and customer relationships?
The stock issuance will have little effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the stock issuance. Contractual obligations of borrowers of HeritageBank of the South will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

Will HeritageBank of the South' depositors be required to purchase stock in the Offering?
No depositor or other person is required to purchase stock. However, certain depositors will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no impact on his or her standing as a customer of HeritageBank of the South. The stock issuance will allow certain depositors of HeritageBank of the South an opportunity to buy common stock and become stockholders of Heritage Financial Group.

Who is eligible to purchase common shares in the subscription offering?
Certain past and present depositors of HeritageBank of the South are eligible to purchase common stock in the subscription offering. Specifically, depositors with $50 or more as of December 31, 2003 or March 31, 2005 are eligible to subscribe.

How many common shares are being offered and at what price?
Heritage Financial Group is offering up to 3,450,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share through the prospectus.

How many shares may I buy?
The minimum order is 25 shares. The maximum individual purchase is 10,000 shares. No person, together with associates of, and persons acting in concert with that person, may purchase more than 430,000 shares, as further discussed in the prospectus.

Will the common stock be insured?
No. Like any other common stock, Heritage Financial Group's common stock will not be insured.

How do I order the common stock?
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 noon, Albany, Georgia Time, on _________, June xx, 2005.

How may I pay for my common stock?
First, you may pay for common stock by check or money order. Interest will be paid by HeritageBank of	the South on these funds at the statement savings rate from the day the funds are received until the completion or termination of the stock issuance. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at HeritageBank of the South for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the stock issuance. There is no penalty for withdrawal from a certificate of deposit.

Can I purchase stock using funds in my HeritageBank of the South IRA account?
Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing HeritageBank of the South IRA account. In order to utilize the funds in your HeritageBank of the South IRA account for the purchase of Heritage Financial Group common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

Will dividends be paid on the common stock?
The Board of Directors of Heritage Financial Group does intend to pay cash dividends. Initially dividends will be paid at a rate of $.20 per share annually after the completion of the first full quarter following the stock offering.

How will the common stock be traded?
Heritage Financial Group's stock is expected to trade on the NASDAQ National Market under the ticker symbol "xxxx".

Are executive officers and directors of HeritageBank of the South planning to purchase stock?
Yes! The executive officers and directors of HeritageBank of the South plan to purchase, in the aggregate, $1,555,000 worth of stock or approximately 6.4364.5% of the common stock offered at the maximum of the offering range.

Brochure Page Two

Must I pay a commission? No. You will not be charged a commission or fee on the purchase of common stock in the subscription offering.

STOCK INFORMATION CENTER
For additional information you may visit or call our stock information center Monday from Noon until 5:00pm or Tuesday through Friday from 9:00 a.m. to 5:00 p.m., located in our office at 721 North Westover Boulevard, Albany, Georgia 31707.

(xxx) xxx-xxxx

Questions
and
Answers

Heritage Financial Group

Logo as Applicable

Holding Company for
HeritageBank of the
South

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY HERITAGE FINANCIAL GROUP, HERITAGEBANK OF THE SOUTH, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

End.